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                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 19, 1998 on Heritage Financial Services, Inc.'s consolidated financial statements for the year ended December 31, 1997, included in Heritage Financial Services, Inc.'s 1997 Amendment #1 to the Annual Report on Form 10-K, and to all references to our Firm included in this Registration Statement.

                                       /s/ ARTHUR ANDERSEN LLP

Chicago, Illinois

April 27, 1998